SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549




                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) June 5,1997



                         VANGUARD AIRLINES, INC.
           (Exact name of registrant as specified in its charter)


Delaware                        0-27034                   48-1149290
State or other                Commission                    I.R.S.
jurisdiction of               File Number                  Employer
incorporation                                       Identification Number



                   30 N.W. Rome Circle, Mezzanine Level,
                   Kansas City International Airport,
                      Kansas City, Missouri 64153
         Address of principal executive offices including zip code


        Registrant's telephone number, including area code 816 243-2100

ITEM 5.   OTHER EVENTS.

On June 5, 1997, Robert J. McAdoo resigned from his position as a board member of Vanguard Airlines, Inc. THE COMPANY. The Board of Directors will consider whether to fill the vacancy on the Board created by Mr. McAdoo's resignation.


This item is reported under Item 5 of this Form 8-K rather than Item 6 because Mr. McAdoo's resignation was not the result of a disagreement with the Company's operations, policies or practices.


The Company issued a press release on June 11, 1997, announcing the resignation of Robert J. McAdoo as a board member, a copy of which is attached hereto as Exhibit A.

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Kansas City, State of Missouri, on June 12, 1997.



                                   VANGUARD AIRLINES, INC.

                                    /s/John P. Tague

                                   John P. Tague
                                   Chairman of the Board, President and Chief
                                   Executive Officer

                               EXHIBIT A

NEWS RELEASE
 30 NW Rome Circle
 June 11, 1997
 Kansas City International Airport
 Kansas City, MO  64153
 (816) 243-2100


FOR IMMEDIATE RELEASE              Contact:       Randy Smith
               (816) 243-2113


ROBERT J. MCADOO RESIGNS FROM VANGUARD AIRLINES' BOARD OF DIRECTORS


Kansas City, MO -- Vanguard Airlines, Inc. OTC: VNGD announced today that board member Robert J. McAdoo resigned as of June 4, 1997 from its Board of Directors. Mr. McAdoo has accepted an airline consulting position, which he has indicated will require a substantial time commitment. The Board of Directors will consider whether to fill the vacancy on the Board.


Robert J. McAdoo said, "I am lucky to have been a part of the Vanguard team and will continue to take great interest in the future of Vanguard."


John P. Tague, Chairman, Chief Executive Officer, and President of Vanguard Airlines, said, "Everyone involved in Vanguard Airlines, including the Board, owes Bob McAdoo a great deal of gratitude. He had the vision and perseverance to found Vanguard Airlines and has been an active member of our Board since the Company's inception."


Other individuals currently serving on Vanguard's Board of Directors are:
Richard D. Pearson, Denis T. Rice, Edmund H. Shea, Jr., Robert J. Spane and John P. Tague.


Vanguard Airlines, which began service in December 1994 and is headquartered in Kansas City, is a low-price, passenger airline providing convenient, scheduled jet service. Vanguard serves the following
13 cities: Atlanta, Chicago-Midway, Dallas/Ft. Worth, Denver, Des Moines, Kansas City, Las Vegas, Los Angeles, Minneapolis/St. Paul, Orlando, San Francisco, Tampa/St. Petersburg and Wichita. Vanguard will discontinue service to Wichita on June 23, 1997. The Company employs approximately 500 people and currently operates a fleet of seven aircraft consisting of six Boeing 737-200s and one Boeing 737-300. In the first half of June, the Company will take delivery of a hush-kitted Boeing 737-200, which will replace a Boeing 737-300 that the Company returned to its lessor on May 15, 1997. The Company will return its remaining Boeing 737-300 aircraft in mid-July 1997. The Company is currently evaluating opportunities to replace this aircraft.


This press release contains forward-looking statements that involve risks and uncertainties. The actual results may differ significantly from those currently anticipated. Factors that may cause such differences include, but are not limited to, general economic conditions, cost of jet fuel, the occurrence of events involving other low-cost carriers, potential changes in government regulation of airlines or aircraft, and actions taken by other airlines, particularly with respect to scheduling and pricing in the Company's current or future routes.

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